                                                             EXHIBIT 99.1

                                                             For Information
                                                             ---------------
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

FOR IMMEDIATE RELEASE

                      ST. MARY ANNOUNCES PERSONNEL CHANGES

DENVER, July 25, 2003 -- St. Mary Land & Exploration Company (NYSE: SM)
announced today that Ron Boone, Executive Vice President and COO, will retire as an officer and employee effective December 31, 2003 but will remain as a St.
Mary director. Doug York has been promoted to Executive Vice President and will become Chief Operating Officer effective September 1.

"Ron and I were hired as succession management to Tom Congdon. Tom had transformed St. Mary from a royalty distribution company to an oil and gas investment vehicle. He charged Ron and me with the challenge of creating a full operating company. We had a common goal; to build St. Mary into a company we could be proud of, both in terms of economics and maintaining the highest ethical and moral values. Over the past twelve years, Ron has been instrumental in helping to assemble the talent base that has built St. Mary into a highly respected public company with an enterprise value of $1 billion. More importantly we have become close and trusted friends. I am delighted to have worked with a person of the absolute highest quality in all senses of the word.
His technical, managerial and business skills are best in class, and his integrity and loyalty are beyond reproach. At the same time, I am pleased for
Ron that he has achieved his career goals and has the opportunity to pursue a variety of interests and passions. I am also pleased that Ron will continue as a
St. Mary Board member. Over the past two years, we have implemented a plan for succession that has resulted in very strong regional managers in whom I have great confidence along with increased responsibilities for Doug York. I am very pleased that Doug will be the person to succeed Ron. Not only has he learned the
St. Mary way of doing things, but he has the full set of skills to take on this challenging position in a seamless manner," noted Mark Hellerstein, Chairman,
CEO and President.

Doug York has served St. Mary in various capacities over the past seven years, most recently as Vice President - Manager of Engineering and Acquisitions. Mr.
York received a B.S. in Petroleum Engineering at The University of Tulsa and has
post graduate credits in Finance and Accounting. He spent over nine years at
ARCO Oil and Gas Company, in a variety of positions from drilling engineer to
Senior Operations/Analytical Engineer to Planning Analyst. Prior to joining St.
Mary in 1996 he spent approximately three years at Meridian Oil Company (now
Burlington Resources) in roles as Acquisition Coordinator and Regional Engineer.
He has successfully managed St. Mary's reservoir engineering and acquisition effort for seven years.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast" and
"expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating service availability and uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2002 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

                                    PR-03-11